EXHIBIT 21

                                   EXHIBIT 21

                           Subsidiaries of the Company







Subsidiaries            Percentage Owned          Jurisdiction of Incorporation
------------            ----------------          -----------------------------

Sun National Bank            100%                 United States

Med-Vine, Inc. (1)           100%                 Delaware

Sun Capital Trust            100%                 Delaware



(1)  Med-Vine, Inc. is a wholly owned subsidiary of Sun National Bank